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                                                                    EXHIBIT 23.1



We consent to the incorporation by reference in the Registration Statements pertaining to (i) the Columbus Realty Trust 1993 Share Bonus Plan (Form S-8 No. 33-76774), (ii) the Columbus Realty Trust Bonus Plan (No.2) (Form S-8 No. 33-90492), (iii) the Columbus Realty Trust 1993 Share Option Plan (Form S-8 No. 33-95918), (iv) the Columbus Realty Trust Employee Stock Purchase Plan (Form S-8 No. 33-94798), (v) the Columbus Realty Trust Long Term Management Incentive Plan (Form S-8 No. 333-02276), (vi) the Columbus Realty Trust Employee Incentive Plan (Form S-8 No. 333-22307), (vii) the registration statement on Form S-3 No. 33-88672 of Columbus Realty Trust and in the related Prospectus, (viii) the registration statement on Form S-3 No. 33-90146 of Columbus Realty Trust and in the related Prospectus, (ix) the registration statement on Form S-3 No. 333-09775 of Columbus Realty Trust and in the related Prospectus our report dated January 28, 1997 (except for Note 15, as to which the date is March 7, 1997) with respect to the consolidated financial statements and schedule of Columbus Realty Trust included in its Annual Report on Form 10-K for the year ended December 31, 1996.


                                             ERNST & YOUNG LLP


Dallas, Texas
March 7, 1997